Exhibit 99.1

Mid-Con Energy Partners, LP and subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

Mid-Con Energy Partners LP (the “Partnership”), through its wholly-owned subsidiary, Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) on November 8, 2017, amended on December 22, 2017, to sell oil and natural gas assets within its Southern Oklahoma area for an aggregate purchase price of approximately $22 million, subject to customary post-closing purchase price adjustments (collectively, the “Divestiture”). The effective date and closing date of the Divestiture was December 22, 2017. This Divestiture does not qualify as discontinued operations since it does not represent a strategic shift that will have a major effect on our operations or financial results.

The unaudited pro forma condensed consolidated financial data of the Partnership was derived from historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Divestiture occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations give effect to the Divestiture as if it occurred on January 1, 2016. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what our consolidated financial position and results of operations would have been had the Divestiture occurred on the dates indicated and is not necessarily indicative of our future consolidated financial position and results of operations.

The pro forma adjustments remove all of the Divestiture’s consolidated assets, liabilities and results of operations and also gives effect to adjustments to reflect the cash proceeds from the Divestiture.

Mid-Con Energy Partners, LP and subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

Mid-Con Energy Partners LP (the “Partnership”), through its wholly-owned subsidiary, Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) on November 8, 2017, amended on December 22, 2017, to sell oil and natural gas assets within its Southern Oklahoma area for an aggregate purchase price of approximately $22 million, subject to customary post-closing purchase price adjustments (collectively, the “Divestiture”). The effective date and closing date of the Divestiture was December 22, 2017. This Divestiture does not qualify as discontinued operations since it does not represent a strategic shift that will have a major effect on our operations or financial results.

The unaudited pro forma condensed consolidated financial data of the Partnership was derived from historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Divestiture occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations give effect to the Divestiture as if it occurred on January 1, 2016. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what our consolidated financial position and results of operations would have been had the Divestiture occurred on the dates indicated and is not necessarily indicative of our future consolidated financial position and results of operations.

The pro forma adjustments remove all of the Divestiture’s consolidated assets, liabilities and results of operations and also gives effect to adjustments to reflect the cash proceeds from the Divestiture.

Note 2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

Balance Sheet

“Historical” represents the historical condensed consolidated balance sheet of Mid-Con Energy Partners, LP as of September 30, 2017.

(a)	Pro forma adjustment to reflect the cash proceeds from the Divestiture which were paid directly to the bank to reduce revolving line of credit balance.
(b)	Pro forma adjustment to remove the assets and liabilities sold in the Divestiture.

Statement of Operations

“Historical” represents the historical condensed consolidated statements of operations of Mid-Con Energy Partners, LP for the year ended December 31, 2016, and for the nine months ended September, 2017.

(c)	Pro forma adjustment to eliminate revenues and expenses of the assets sold in the Divestiture from our consolidated operations.
(d)	Pro forma adjustment to eliminate interest expense which would have been saved after sales proceeds were applied to revolving line of credit.

Mid-Con Energy Partners, LP and subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands, except number of units)

As of September 30, 2017

	Historical	Pro Forma Adjustments For Activity of Net Assets Disposed		Unaudited Pro Forma Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$2,588	$—		$2,588
Accounts receivable
Oil and natural gas sales	4,605	—		4,605
Other	83	—		83
Derivative financial instruments	42	—		42
Prepaids and other	149	—		149
Total current assets	7,467	—		7,467
Property and equipment
Proved oil and natural gas properties, successful efforts method	454,566	(116,707)	(b)	337,859
Other property and equipment	852	—		852
Accumulated depletion, depreciation, amortization and impairment	(212,922)	88,093	(b)	(124,829)
Total property and equipment, net	242,496	(28,614)		213,882
Derivative financial instruments	187	—		187
Other assets	1,640	—		1,640
Total assets	$251,790	$(28,614)		$223,176

LIABILITIES, CONVERTIBLE PREFERRED UNITS AND EQUITY
Current liabilities
Accounts payable
Trade	$532	$—		$532
Related parties	3,759	—		3,759
Derivative financial instruments	784	—		784
Accrued liabilities	897	—		897
Total current liabilities	5,972	—		5,972
Derivative financial instruments	—	—		—
Long-term debt	122,000	(22,000)	(a)	100,000
Other long term liabilities	75	—		75
Asset retirement obligations	12,384	(2,022)	(b)	10,362
Commitments and contingencies
Class A convertible preferred units - 11,627,906 issued and outstanding	20,253	—		20,253
Equity, per accompanying statements
Partnership equity
General partner interest	(470)	(55)	(b)	(525)
Limited partners - 30,091,463 units issued and outstanding	91,576	(4,537)	(b)	87,039
Total equity	91,106	(4,592)		86,514
Total liabilities, convertible preferred units and equity	$251,790	$(28,614)		$223,176

Mid-Con Energy Partners, LP and subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except number of units)

For the nine months ended September 30, 2017

	Historical	Pro Forma Adjustments for Activity of Disposed Assets		Unaudited Pro Forma Statement of Operations
Revenues
Oil sales	$42,343	$(7,110)	(c)	$35,233
Natural gas sales	917	(14)	(c)	903
Gain on derivatives, net	2,916	—		2,916
Total revenues	46,176	(7,124)		39,052
Operating costs and expenses
Lease operating expenses	16,695	(3,548)	(c)	13,147
Oil and natural gas production taxes	2,366	(510)	(c)	1,856
Impairment of proved oil and natural gas properties	22,522	—		22,522
Depreciation, depletion and amortization	13,850	(1,956)	(c)	11,894
Accretion of discount on asset retirement obligations	386	(65)	(c)	321
General and administrative	4,485	—		4,485
Total operating costs and expenses	60,304	(6,079)		54,225
Loss from operations	(14,128)	(1,045)		(15,173)
Other (expense) income
Interest income	8	—		8
Interest expense	(4,615)	634	(d)	(3,981)
Other income	70	—		70
Loss on settlements of asset retirement obligations	(13)	(3)	(c)	(16)
Total other expense	(4,550)	631		(3,919)
Net loss	(18,678)	(414)		(19,092)
Less: Distributions to preferred unitholders	2,275	—		2,275
Less: General partner's interest in net loss	(222)	(12)	(c)	(234)
Limited partners' interest in net loss	$(20,731)	$(402)		$(21,133)
Limited partners' interest in net loss per unit
Basic and diluted	$(0.69)	$(0.01)		$(0.70)
Weighted average limited partner units outstanding
Limited partner units (basic and diluted)	29,972	—		29,972

Mid-Con Energy Partners, LP and subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except number of units)

For the twelve months ended December 31, 2016

	Historical	Pro Forma Adjustments for Activity of Disposed Assets		Unaudited Pro Forma Statement of Operations
Revenues
Oil sales	$54,773	$(10,258)	(c)	$44,515
Natural gas sales	1,325	(15)	(c)	1,310
Loss on derivatives, net	(12,202)	—		(12,202)
Total revenues	43,896	(10,273)		33,623
Operating costs and expenses
Lease operating expenses	22,692	(4,619)	(c)	18,073
Oil and natural gas production taxes	2,893	(740)	(c)	2,153
Impairment of proved oil and natural gas properties	895	—		895
Impairment of proved oil and natural gas properties sold	3,578	—		3,578
Depreciation, depletion and amortization	23,074	(3,440)	(c)	19,634
Accretion of discount on asset retirement obligations	577	(98)	(c)	479
General and administrative	6,890	—		6,890
Total operating costs and expenses	60,599	(8,897)		51,702
Loss on sales of oil and natural gas properties (net)	(560)	—		(560)
Loss from operations	(17,263)	(1,376)		(18,639)
Other (expense) income
Interest income	12	—		12
Interest expense	(7,487)	862	(d)	(6,625)
Other expense	(76)	—		(76)
Total other expense	(7,551)	862		(6,689)
Net loss	(24,814)	(514)		(25,328)
Less: Distributions to preferred unitholders	1,249	—		1,249
Less: General partner's interest in net loss	(295)	(17)	(c)	(312)
Limited partners' interest in net loss	$(25,768)	$(497)		$(26,265)
Limited partners' interest in net loss per unit
Basic and diluted	$(0.86)	$(0.02)		$(0.88)
Weighted average limited partner units outstanding
Limited partner units (basic and diluted)	29,834	—		29,834